Exhibit 99.1

SemGroup Energy Partners, L.P. Announces

First-Quarter 2008 Earnings

Tulsa, Okla. – May 7, 2008 /BUSINESS WIRE/ –

SemGroup Energy Partners, L.P. (NASDAQ: SGLP) today announced net income of $9.8 million, or $0.31 per basic and diluted common unit, on total revenues of $40.2 million, for the first quarter ended March 31, 2008.

These results compare to pre-IPO predecessor results of a net loss of $12.3 million on revenues of $8.6 million for the quarter ended March 31, 2007. The predecessor did not record any revenue associated with the gathering and transportation and terminalling and storage services provided on an intercompany basis, but did recognize the costs of providing such services.

SGLP generated $19.0 million in earnings before interest, taxes, depreciation and amortization, or EBITDA, for the first quarter of 2008, and distributable cash flow of $15.7 million. EBITDA and distributable cash flow are non-generally accepted accounting principles (or “non-GAAP”) financial measures that are explained and reconciled to net income later in this press release.

Kevin Foxx, SemGroup Energy Partners president and chief executive officer, said, “We’re pleased that 2008 is off to a great start. SGLP’s results were driven by three factors: strong storage demand; an increase in transportation volumes at long-haul rates; and 41 days of earnings contribution from the asphalt terminalling and storage facilities that we acquired on February 20th of this year.”

On March 31, 2008, the net book value of SGLP’s property, plant and equipment was $244.8 million compared with $102.2 million on December 31, 2007, which reflects the impact of the asphalt terminalling and storage facilities acquired.

“SGLP remains on track to increase our per unit annual cash distribution rate for 2008 by $0.40 to $0.50 over the fourth quarter 2007 annualized rate of $1.35 per unit,” Foxx said.

Conference Call

SemGroup Energy Partners will host a quarterly conference call for investors and analysts on May 8, 2008, at 11:00 a.m. Central Time (12:00 noon Eastern Time). The conference call can be accessed by –

•	Logging on to www.sglp.com and going to the Investors page;

•	Calling 800-374-0113 from locations inside the United States; or

•	Calling 706-758-9607 from locations outside the United States

Participants should dial in five to 10 minutes prior to the scheduled start time. An audio replay will be available on the Web site for at least 30 days, and a recording will be available by phone for 14 days. To hear the replay, call 800-642-1687 in the U.S. or call 706-645-9291 from international locations. The pass code for both is 45816929.

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures of EBITDA and distributable cash flow. Reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles (GAAP) are included in the table below. SemGroup Energy Partners’ non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other GAAP measure of liquidity or financial performance.

SemGroup Energy Partners defines EBITDA as net income or loss before interest, income taxes, depreciation and amortization. SemGroup Energy Partners defines distributable cash flow as EBITDA plus non-cash equity-based compensation expense less cash interest expense and maintenance capital expenditures. EBITDA and distributable cash flow are presented because they provide additional information with respect to the expected performance of SemGroup Energy Partners’ fundamental business, as well as its ability to meet future debt service, capital expenditures and working capital requirements. SemGroup Energy Partners believes this information may be helpful to your understanding of its financial results.

The following table presents a reconciliation of EBITDA and distributable cash flow to net income for the period shown:

SemGroup Energy Partners, L.P.—EBITDA and Distributable Cash Flow

		March 31, 2008
Net income		$9,758

Add:	Interest	5,089
	Income taxes	91
	Depreciation and amortization	4,013

EBITDA		$18,951

Add:	Non-cash equity-based compensation expense	674

Less:	Cash interest expense	(2,828)
	Maintenance capital expenditures	(1,052)

Distributable cash flow		$15,745

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbors from liability provided therein. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements with respect to future distributions.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside SemGroup Energy Partners’ control, which could cause results to differ materially from those expected by management of SemGroup Energy Partners. Such risks and uncertainties include, but are not limited to, our dependence upon SemGroup, L.P. for a substantial majority of our revenues; our exposure to the credit risk of SemGroup, L.P. and third-party customers; a decrease in the demand for crude oil or finished asphalt products in the areas served by our storage facilities and pipelines; a decrease in the production of crude oil or liquid asphalt cement from areas served by our assets; the availability of, and our ability to consummate, acquisition opportunities; our debt levels and restrictions in our credit facility; general economic, market or business conditions; and other factors and uncertainties inherent in the crude oil gathering, transportation, terminalling and storage business and the liquid asphalt cement terminalling and storage business.

These and other applicable uncertainties, factors and risks are described more fully in SemGroup Energy Partners’ reports filed with the Securities and Exchange Commission. SemGroup Energy Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About SemGroup Energy Partners, L.P.

SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners provides crude oil and liquid asphalt cement terminalling and storage services and crude oil gathering and transportation services. SemGroup Energy Partners is based in Tulsa, Oklahoma. As a publicly traded master limited partnership, SemGroup Energy Partners’ common units are traded on the NASDAQ Global Market under the symbol SGLP. The general partner of SemGroup Energy Partners is a subsidiary of SemGroup, L.P. For more information, visit SemGroup Energy Partners’ web site www.SGLP.com.

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Results of Operations

The following table summarizes the financial results for the three months ended March 31, 2007 and 2008:

SemGroup Energy Partners, L.P. – Consolidated Statements of Operations

	Three Months Ended March 31,
	2007		2008
	(unaudited)
	(in thousands, except per unit amounts)
Service Revenue:
Third party revenue	$8,511		$4,624
Related party revenue	123		35,590

Total revenue	8,634		40,214

Expenses:
Operating	16,117		22,266
General and administrative	4,372		3,010

Total expenses	20,489		25,276

Operating income (loss)	(11,855	)*	14,938

Other expenses:
Interest expense	429		5,089

Income (loss) before income taxes	(12,284	)*	9,849

Provision for income taxes	—		91

Net income (loss)	$(12,284	)*	$9,758

Allocation of net income to limited and subordinated partners:
General partner interest in net income			$195
Net income allocable to limited and subordinated partners			$9,563

Basic and diluted net income per common unit			$0.31
Basic and diluted net income per subordinated unit			$0.31

Weighted average common units outstanding – basic and diluted			17,345
Weighted average subordinated partners’ units outstanding – basic and diluted			12,571

*Prior to SGLP’s initial public offering in July 2007, the company’s predecessor did not record revenue associated with the gathering, transportation, terminalling and storage services provided on an intercompany basis. SGLP’s predecessor recognized only the costs associated with providing such services.

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SGLP Investor Relations Contact:	SemGroup Media Contact:
Brian Cropper	Susan Dornblaser
Toll Free Phone: 866.490.SGLP (7457)	Phone: 918.524.8365
Phone: 918.524.SGLP (7457)	Email: sdornblaser@semgrouplp.com
Email: investor@sglp.com